EXHIBIT 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
of
CALUMET LUBRICANTS PARTNERS, L.P.
     This Certificate of Limited Partnership, dated September 27, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Calumet Lubricants Partners, L.P.”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
Calumet GP, LLC
2780 Waterfront Pkwy. E. Drive
Suite 200
Indianapolis, Indiana 46214
     EXECUTED as of the date written first above.

CALUMET LUBRICANTS PARTNERS, L.P.

By: Calumet GP, LLC, its general partner

By:	/s/ Robert Kimmel

Robert Kimmel
Authorized Person

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CALUMET LUBRICANTS PARTNERS, L.P.
     Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, the undersigned general partner of Calumet Lubricants Partners, L.P. (the “Partnership”) desires to amend the certificate of limited partnership of the Partnership filed with the Secretary of State of Delaware on September 27, 2005 and for that purpose submits the following certificate of amendment:
     1. The name of the limited partnership is Calumet Lubricants Partners, L.P.
     2. The certificate of limited partnership is hereby amended by amending and restating Section 1 thereof in its entirety as follows:
     “1. Name. The name of the limited partnership is Calumet Specialty Products Partners, L.P.”
     IN WITNESS WHEREOF, the general partner of the Partnership has duly executed this Certificate of Amendment on this 5th day of October, 2005.

CALUMET LUBRICANTS PARTNERS, L.P.

By: Calumet GP, LLC,
its General Partner

By:	/s/ Robert Kimmel

Name:	Robert Kimmel
Title:	Authorized Person